                               [SUMmedia.com LOGO]

COMPANY CONTACT                                     MEDIA RELATIONS CONTACT
Grant Petersen                                      Patricia Misutka
Chief Executive Officer                             BenchMark Porter Novelli
877.605.0901                                        877.605.0901/604.608.4482
grant@summedia.com                                  pmisutka@bmporternovelli.com

              SUMMEDIA.COM PREPARES CORPORATE STRUCTURE FOR GOING
                           FORWARD OPERATIONAL FOCUS
 KEY ARCHITECTS OF eCOUPONING COMPANY DEVELOPMENT TO MAKE WAY FOR NEW EXECUTIVE
                        TEAM TO DIRECT FUTURE OPERATIONS

DENVER, CO, JULY 14, 2000 -- SUMmedia.com Inc., (OTC Bulletin Board: ISUM) a leading provider of eBusiness solutions for small business through its eCoupon portal, www.savingumoney.com, today announced that, effective immediately, John Veltheer, President, David Lewis, Chief Financial Officer, and Al Szajman, Vice President, Marketing, have resigned their executive positions.

While these officers are no longer on the company payroll, each remains committed to the company and maintains a significant shareholder stake. Each will be available to serve in a consultant capacity until this transition is complete. John Veltheer will remain on the SUMmedia.com Board of Directors.

Today's announcement is part of ongoing efforts by the Company to realign its expense structure and to ensure that maximum efficiencies are in place as it moves into routine operations after completing its initial period of rapid development and growth.

"SUMmedia.com has completed its initial business phase as an Internet start-up and is moving aggressively into global operations," said Grant M. Petersen, Chairman and Chief Executive Officer, SUMmedia.com Inc. "Now is the right time for a senior management group with more operational experience, as well as mergers and acquisition experience, to assume the reins from those who led us through the beginning of our business."

"I want to personally congratulate and thank John Veltheer, David Lewis, and Al Szajman, each of whom has been an architect of the savingumoney.com business model and instrumental in initiating and establishing the SUMmedia.com corporate structure and global reach."

Petersen said that the process of naming and integrating a President and other replacement officers would be accomplished over the next 3 months. In the meantime, he would be assuming the duties of President, while Steve Tatone, Vice President, Finance, would assume the responsibilities of acting Chief Financial Officer.

"Going forward, SUMmedia.com is poised to focus on its key strengths: a proven product in eCoupons, a global sales channel, and a fully functioning technology backbone for back office processing," said Petersen.

                                     -more-

"SUMmedia.com has world-class technology, strong business partners, and a first-rate group of dedicated employees," said Petersen. "The company has a core product -- the digital coupon -- and is now singularly focused on selling it. Today's announcement is designed as a step forward in moving SUMmedia.com to the next level of its development, with costs and personnel being realigned to better reflect the needs of an ongoing operation," added Petersen.

ABOUT SUMmedia.com INC.

Founded in 1999, SUMmedia.com (OTC Bulletin Board: ISUM) is a consumer and small business empowering company that provides online coupons through its eCoupon portal, savingumoney.com. SUMmedia.com's products and services enable the millions of smaller companies without Web expertise to easily and inexpensively increase their sales by using the eCouponing phenomenon to target and entice shoppers. savingumoney.com cumulatively hosts more than 19,000 coupons worldwide for redemption in major population centers across Canada, the United States, Hong Kong and Australia.

For more corporate information, visit the company's Web site at www.summedia.com or the SUMmedia Mobile Technology Web site at http://go.savingumoney.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be forward-looking statements. Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.